News Release

First Solar Announces Robert J. Gillette as CEO

TEMPE, Ariz.--(BUSINESS WIRE)--Sep. 3, 2009-- First Solar, Inc. (Nasdaq:FSLR) today announced that Robert J. Gillette has been appointed chief executive officer, succeeding Mike Ahearn.

Mr. Gillette brings a wealth of experience to this position, having spent the last four and a half years as the CEO and president of Honeywell Aerospace, Honeywell International’s most profitable business group with current sales of more than $12 billion annually. In this role, he led more than 40,000 associates at nearly 100 worldwide manufacturing and service sites.

In welcoming Mr. Gillette to First Solar, Mr. Ahearn said, “I compliment the Board of Directors and the search committee for identifying and bringing to First Solar an executive possessing a unique combination of skills and experiences that make him an ideal leader for First Solar in the next wave of our growth.”

Mr. Gillette joined Honeywell in 1996 and has served in a number of senior management positions, including president and CEO of Honeywell Transportation Systems and president of Honeywell Turbo Technologies. Prior to joining Honeywell, Mr. Gillette spent over 10 years at General Electric where he served in numerous senior management positions.

“Rob has a track record of fostering innovation and bringing new technologies and products to market. He has built organizational capability to enable businesses to scale in complex and geographically diverse markets and he has worked extensively in global markets, including Europe, Asia and South America,” said Mr. Ahearn. “He has demonstrated a leadership style that meshes well with our core values and will enable him to form strong working relationships with our management team.”

“This is a unique opportunity to join a leader in what promises to be one of the most important industries of the 21st century,” said Mr. Gillette. “I am excited to lead First Solar through the next phase of its growth.”

Mr. Gillette will assume his duties as CEO and join the Board of Directors effective October 1, 2009. As previously announced, Mr. Ahearn will continue to serve in the full-time position of executive chairman.

About First Solar

First Solar, Inc. (Nasdaq:FSLR) is changing the way the world is powered by creating truly sustainable solar energy solutions. First Solar manufactures solar modules with an advanced semiconductor technology and provides comprehensive PV system solutions. By constantly decreasing manufacturing costs, First Solar is creating an affordable and environmentally responsible alternative to fossil-fuel generation. First Solar modules are most effective when demand for traditional forms of energy is at its peak. First Solar set the benchmark for environmentally responsible product life cycle management by introducing the industry's first comprehensive, pre-funded collection and recycling program for solar modules. From raw material sourcing through end-of-life collection and recycling, First Solar is focused on creating cost-effective renewable energy solutions that protect and enhance the environment. For more information about First Solar, please visit www.firstsolar.com, or www.firstsolar.com/media to download photos.

For First Solar Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the company's business involving the company's products, their development and distribution, economic and competitive factors and the company's key strategic relationships and other risks detailed in the company's filings with the Securities and Exchange Commission. First Solar assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Source: First Solar, Inc.

First Solar, Inc.
United States
Lisa Morse
+1-602-414-9361
media@firstsolar.com

Europe
Brandon Mitchener
+49-6131-1443-399
media@firstsolar.com